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                                                                   EXHIBIT 10.25


                         EXECUTIVE PROTECTION AGREEMENT


         This Agreement entered into as of the 24th day of June, 1999 (the "Effective Date") by and between ProLogis Trust, a Maryland real estate
investment trust (the "Trust"), and                         (the "Executive"),
                                    -----------------------


                                WITNESSETH THAT:

         WHEREAS, the Trust wishes to assure itself of the continuity of the Executive's services in the event of a change in control of the Trust; and

         WHEREAS, the Trust and the Executive accordingly desire to enter into this Agreement on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is hereby agreed by and between the parties as follows:

         1. Term of Agreement. The "Term" of this Agreement shall commence on the Effective Date and shall continue through December 31, 2001; provided, however, that on such date and on each December 31 thereafter, the Term of this Agreement shall automatically be extended for one additional year unless, not later than the preceding October 1, either party shall have given notice that such party does not wish to extend the Term; and provided further that if a Change in Control (as defined in paragraph 3 below) shall have occurred during the original or any extended Term of this Agreement, the Term of this Agreement shall continue until the end of the twenty-fourth calendar month after the calendar month in which such Change in Control occurs, at which time it will expire.

         2. Employment After a Change in Control. If the Executive is in the employ of the Trust on the date of a Change in Control, the Trust hereby agrees to continue the Executive in its employ for the period commencing on the date of the Change in Control and ending on the last day of the Term of this Agreement. During the period of employment described in the foregoing provisions of this paragraph 2 (the "Employment Period"), the Executive shall hold such position with the Trust and exercise such authority and perform such executive duties as are commensurate with his position, authority and duties immediately prior to the Employment Period. The Executive agrees that during the Employment Period he shall devote his full business time exclusively to the executive duties described herein and perform such duties faithfully and efficiently; provided, however, that nothing in this Agreement shall prevent the Executive from voluntarily resigning from employment upon no less than 15 days' advance written notice to the Trust under circumstances that do not constitute a Termination (as defined in paragraph 5).

         3. Change in Control. For purposes of this Agreement, a "Change in Control" means the happening of any of the following:

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         (a)      The shareholders of the Trust approve a definitive agreement to merge the Trust into or consolidate the Trust with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of the Trust, the surviving corporation or corporation directly or indirectly controlling the Trust or the surviving corporation, as the case may be, is held by the same persons (as defined below) (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of the Trust immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of the Trust may be a new holder of such beneficial ownership; provided, further, that any transaction described in this paragraph (a) with an "Affiliate" of the Trust (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall not be treated as a Change in Control.

         (b) The "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the combined voting power of the Trust is acquired, other than from the Trust, by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of the Trust); provided, that any purchase by Security Capital Group Incorporated or any of its Affiliates of securities representing 50% or more of the combined voting power of the Trust shall not be treated as a Change in Control.

         (c) At any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Trustees of the Trust cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Trust's shareholders, of each new trustee was approved by a vote of at least two-thirds of the trustees still in office at the time of such election or nomination who were trustees at the beginning of such period).

         (d) The SCGI Affiliates in a single transaction, or in substantially concurrent transactions or otherwise related series of transactions, transfer all or a portion of their interests in the Trust; provided that the interest so transferred represents 20% or more of the total beneficial ownership of the voting power of the Trust; and further provided that the transfer of such 20% or greater interest is to a corporation, partnership, joint venture, or other entity (or a group of any such entities that are under common control) that are not SCGI Affiliates (regardless of whether any Rights are transferred in connection with the transaction).

         (e) The SCGI Affiliates transfer any Rights to any person who is not an SCGI Affiliate.



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For purposes of this Agreement, the following terms shall be defined as indicated:

(i) The term "Beneficial Owner" shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act.

(ii) Entities shall be treated as being under "common control" during any period in which they are "affiliates" of each other as that term is defined in the Exchange Act.

(iii) The term "person" shall be as defined in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of the Trust.

(iv) The term "ProLogis Affiliate" shall mean ProLogis Trust and any of its "affiliates" as that term is defined in the Exchange Act.

(v) The term "Rights" shall mean (i) any rights of Security Capital Group Incorporated set forth in Section 5 of the Third Amended and Restated Investor Agreement, dated as of September 9, 1997 between ProLogis Trust and Security Capital Group Incorporated, as such agreement may be amended and in effect from time to time; and (ii) any rights of Security Capital Group Incorporated as an Excluded Holder under the provisions of Article II of ProLogis Trust's Amended and Restated Declaration of Trust, as amended and supplemented and in effect from time to time.

(vi) The term "SCGI Affiliate" shall mean Security Capital Group Incorporated and any of its "affiliates" as that term is defined in the Exchange Act.

         4. Compensation During the Employment Period. During the Employment Period, the Executive shall be compensated as follows:

         (a) He shall receive an annual salary which is not less than his annual salary immediately prior to the Employment Period.

         (b) He shall be entitled to participate in annual cash-based incentive compensation plans which, in the aggregate, provide bonus opportunities which are not materially less favorable to the Executive than the greater of (i) the opportunities provided by the Trust for executives with comparable levels of responsibility as in effect from time to time; and (ii) the opportunities provided to the Executive under all such plans in which he was participating prior to the Employment Period.

         (c) He shall be eligible to participate in other incentive compensation plans and other employee benefit plans on a basis not materially less favorable to the Executive than that applicable to other executives of the Trust with comparable levels of responsibility as in effect from time to time.



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         5.       Termination. For purposes of this Agreement, the term
"Termination" shall mean termination of the employment of the Executive by the Trust during the Employment Period (i) by the Trust, for any reason other than death, Disability, or Cause, or (ii) by Constructive Discharge of the Executive (as these terms are described below). For purposes of this Agreement:

         (a) The Executive shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in the material and substantial duties of his regular occupation, and such condition is expected to be permanent, as determined by the Board of Trustees.

         (b) For purposes of this Agreement, "Cause" shall mean, in the reasonable judgment of the Board of Trustees (i) the willful and continued failure by the Executive to substantially perform his duties with the Trust or any subsidiary after written notification by the Trust or subsidiary, (ii) the willful engaging by the Executive in conduct which is demonstrably injurious to the Trust or any subsidiary, monetarily or otherwise, or (iii) the engaging by the Executive in egregious misconduct involving serious moral turpitude. For purposes hereof, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that such action was in the best interest of the Trust or subsidiary.

         (c)      If, after a Change in Control, the Executive:

                  (i) provides written notice to the Trust of the occurrence of Good Reason (as defined below) within a reasonable time after the Executive has knowledge of the circumstances constituting Good Reason, which notice shall specifically identifies the circumstances which the Executive believes constitute Good Reason;

                  (ii) the Trust fails to notify the Executive of the Trust's intended method of correction within a reasonable period of time after the Trust receives the notice, or the Trust fails to correct the circumstances within a reasonable time after such notice; and

                  (iii) the Executive resigns within a reasonable time after receiving the Trust's response, if such notice does not indicate an intention to correct such circumstances, or within a reasonable time after the Trust fails to correct such circumstances;

         then the Executive shall be considered to have been subject to a "Constructive Discharge" by the Trust. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent (and except in consequence of a prior termination of the Executive's employment), the occurrence of any of the following circumstances:


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         (I)      a substantial adverse alteration in the nature of the
         Executive's status or responsibilities from those in effect immediately prior to the Employment Period;

         (II) failure to provide salary and other compensation and benefits in accordance with paragraph 4; or

         (III) the failure of the Trust to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement as contemplated in paragraph 16.

If the Executive becomes employed by the entity into which the Trust merged, or the purchaser of substantially all of the assets of the Trust, or a successor to such entity or purchaser, the Executive shall not be treated as having terminated employment for purposes of this Agreement until such time as the Executive terminates employment with the merged entity or purchaser (or successor), as applicable. If the Executive is transferred to employment with a subsidiary of the Trust (regardless of whether before, on, or after a Change in Control), such transfer shall not constitute a termination of employment for purposes of this Agreement, provided that the subsidiary agrees to assume this Agreement and be substituted for the Trust under this Agreement (provided that the subsidiary shall not be substituted for the Trust for purposes of defining the term "Change in Control").

         6. Severance Benefits. Subject to the provisions of paragraphs 7 and 8 below, in the event of a Termination described in paragraph 5, in lieu of the amount otherwise payable under paragraph 4:

         (a) The Executive shall be entitled to the bonus(es) payable for the performance period(s) in which the date of the Executive's Termination occurs, with payment based on achievement of a target level of performance for the entire period (regardless of actual performance for the period); provided, however, that the amount of the bonus shall be subject to a pro-rata reduction to reflect the portion of the applicable performance period following the date of termination. Payment under this paragraph (a) shall be made at the regularly scheduled time for payment of such amounts to active employees.

         (b) As of the date of Termination, the Executive shall be fully vested in all benefits accrued through the date of Termination under the ProLogis Trust Nonqualified Savings Plan, and all such benefits shall be payable in a lump sum not later than 10 days after the date of Termination.

         (c) Any options to purchase stock of the Trust that are held by the Executive on the date of Termination shall vest and become immediately exercisable on such date.

         (d) The Executive shall continue to receive medical insurance and life insurance coverage in accordance with paragraph 4(c) above for a period of period of 36 months after the date of Termination.



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         (e)      The Executive shall be entitled to a lump sum payment in cash no later than ten business days after the date of Termination equal to the sum of:

                  (i) an amount equal to three times the Executive's annual salary rate in effect immediately prior to the Employment Period; and

                  (ii) an amount equal to three times times the Executive's target level of the annual bonus for the fiscal year in which the date of Termination occurs.

         (f) The Trust shall, for a period not to exceed twelve months, provide for standard outplacement services by any one qualified outplacement agency selected by the Trust.

Except as may be otherwise specifically provided in an amendment of this paragraph 6 adopted in accordance with paragraph 15, the Executive's rights under this paragraph 6 shall be in lieu of any benefits with respect to a termination following a Change in Control that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Trust or any subsidiary or any other, similar arrangement of the Trust or any subsidiary providing benefits upon involuntary termination of employment.

         7. Make-Whole Payments. The following shall apply with respect to amounts to or on behalf of the Executive:

         (a) Subject to the following provisions of this paragraph 7, if any payment or benefit to which the Executive is entitled from the Trust, any affiliate, or trusts established by the Trust or by any affiliate (a "Payment") is subject to any tax under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar federal or state law (an "Excise Tax"), the Trust shall pay to the Executive an additional amount (the "Make Whole-Amount") which is equal to (i) the amount of the Excise Tax, plus (ii) the aggregate amount of any interest, penalties, fines or additions to any tax which are imposed in connection with the imposition of such Excise Tax, plus
         (iii) all income, excise and other applicable taxes imposed on the Executive under the laws of any Federal, state or local government or taxing authority by reason of the payments required under clause (i) and clause (ii) and this clause (iii).

         (b) For purposes of determining the Make-Whole Amount, the Executive shall be deemed to be taxed at the highest marginal rate under all applicable local, state, federal and foreign income tax laws for the year in which the Make-Whole Amount is paid. The Make-Whole Amount payable with respect to an Excise Tax shall be paid by the Trust coincident with the Payment with respect to which such Excise Tax relates.

         (c) All calculations under this paragraph 7 shall be made initially by the Trust and the Trust shall provide prompt written notice thereof to the Executive to enable the Executive to timely file all applicable tax returns. Upon request of the Executive, the Trust shall provide the Executive with sufficient tax and compensation data to enable the Executive



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         or his tax advisor to independently make the calculations described in paragraph (b) above and the Trust shall reimburse the Executive for reasonable fees and expenses incurred for any such verification.

         (d) If the Executive gives written notice to the Trust of any objection to the results of the Trust's calculations within 60 days of the Executive's receipt of written notice thereof, the dispute shall be referred for determination to tax counsel selected by the independent auditors of the Trust ("Tax Counsel"). The Trust shall pay all fees and expenses of such Tax Counsel. Pending such determination by Tax Counsel, the Trust shall pay the Executive the Make-Whole Amount as determined by it in good faith. The Trust shall pay the Executive any additional amount determined by Tax Counsel to be due under this paragraph 7 (together with interest thereon at a rate equal to 120% of the Federal short-term rate determined under section 1274(d) of the
         Code) promptly after such determination.

         (e) The determination by Tax Counsel shall be conclusive and binding upon all parties unless the Internal Revenue Service, a court of competent jurisdiction, or such other duly empowered governmental body or agency (a "Tax Authority") determines that the Executive owes a greater or lesser amount of Excise Tax with respect to any Payment than the amount determined by Tax Counsel.

         (f) If a Taxing Authority makes a claim against the Executive which, if successful, would require the Trust to make a payment under this paragraph 7, the Executive agrees to contest the claim on request of the Trust subject to the following conditions:

                  (i) The Executive shall notify the Trust of any such claim within 10 days of becoming aware thereof. In the event that the Trust desires the claim to be contested, it shall promptly (but in no event more than 30 days after the notice from the Executive or such shorter time as the Taxing Authority may specify for responding to such claim) request the Executive to contest the claim. The Executive shall not make any payment of any tax which is the subject of the claim before the Executive has given the notice or during the 30-day period thereafter unless the Executive receives written instructions from the Trust to make such payment together with an advance of funds sufficient to make the requested payment plus any amounts payable under this paragraph 7 determined as if such advance were an Excise Tax, in which case the Executive will act promptly in accordance with such instructions.

                  (ii) If the Trust so requests, the Executive will contest the claim by either paying the tax claimed and suing for a refund in the appropriate court or contesting the claim in the United States Tax Court or other appropriate court, as directed by the Trust; provided, however, that any request by the Trust for the Executive to pay the tax shall be accompanied by an advance from the Trust to the Executive of funds sufficient to make the requested payment plus any amounts payable under this paragraph 7 determined as if such advance were an Excise Tax. If directed by the Trust in writing the Executive will




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         take all action necessary to compromise or settle the claim, but in no event will the Executive compromise or settle the claim or cease to contest the claim without the written consent of the Trust; provided, however, that the Executive may take any such action if the Executive waives in writing his right to a payment under this paragraph 7 for any amounts payable in connection with such claim. The Executive agrees to cooperate in good faith with the Trust in contesting the claim and to comply with any reasonable request from the Trust concerning the contest of the claim, including the pursuit of administrative remedies, the appropriate forum for any judicial proceedings, and the legal basis for contesting the claim. Upon request of the Trust, the Executive shall take appropriate appeals of any judgment or decision that would require the Trust to make a payment under this paragraph 7. Provided that the Executive is in compliance with the provisions of this paragraph (ii), the Trust shall be liable for and indemnify the Executive against any loss in connection with, and all costs and expenses, including attorneys' fees, which may be incurred as a result of, contesting the claim, and shall provide to the Executive within 30 days after each written request therefor by the Executive cash advances or reimbursement for all such costs and expenses actually incurred or reasonably expected to be incurred by the Executive as a result of contesting the claim.

                  (iii) Should a Tax Authority finally determine that an additional Excise Tax is owed, then the Trust shall pay an additional Make-Up Amount to the Executive in a manner consistent with this paragraph 7 with respect to any additional Excise Tax and any assessed interest, fines, or penalties. If any Excise Tax as calculated by the Trust or Tax Counsel, as the case may be, is finally determined by a Tax Authority to exceed the amount required to be paid under applicable law, then the Executive shall repay such excess to the Trust within 30 days of such determination; provided that such repayment shall be reduced by the amount of any taxes paid by the Executive on such excess which is not offset by the tax benefit attributable to the repayment.

         8. Withholding. All payments to the Executive under this Agreement will be subject to all applicable withholding of state and federal taxes.

         9. Arbitration of All Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Denver, Colorado, in accordance with the laws of the State of Colorado, by three arbitrators appointed by the parties. If the parties cannot agree on the appointment of the arbitrators, one shall be appointed by the Trust and one by the Executive and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States Court of Appeals for the Tenth Circuit. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this paragraph 9. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.


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         10.      Legal and Enforcement Costs. This paragraph 10 shall apply if it becomes necessary or desirable for the Executive to retain legal counsel or incur other costs and expenses in connection with either enforcing any and all of his rights under this Agreement or defending against any allegations of breach of this Agreement by the Trust:

         (a) The Executive shall be entitled to recover from the Trust reasonable attorneys' fees, costs and expenses incurred by him in connection with such enforcement or defense.

         (b) Payments required under this paragraph 10 shall be made by the Trust to the Executive (or directly to the Executive's attorney) promptly following submission to the Trust of appropriate documentation evidencing the incurrence of such attorneys' fees, costs, and expenses.

         (c) The Executive shall be entitled to select his legal counsel; provided, however, that such right of selection shall not affect the requirement that any costs and expenses reimbursable under this paragraph 10 be reasonable.

         (d) The Executive's rights to payments under this paragraph 10 shall not be affected by the final outcome of any dispute with the Trust; provided, however, that to the extent that the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust or inappropriate, the Executive shall not be entitled to such recovery; and to the extent that such amount have been recovered by the Executive previously, the Executive shall repay such amounts to the Trust.

         11. Mitigation and Set-Off. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Trust shall not be entitled to set off against the amounts payable to the Executive under this Agreement any amounts owed to the Trust by the Executive, any amounts earned by the Executive in other employment after termination of his employment with the Trust, or any amounts which might have been earned by the Executive in other employment had he sought such other employment.

         12. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

         (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

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         (b)      in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

         (c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service or two-day delivery service to the Executive shall be to the last address he has filed in writing with the Trust, and such deliveries to the Trust shall be to the following address:

         ProLogis Trust
         14100 East 35th Place
         Aurora, Colorado  80011

All notices to the Trust shall be directed to the attention of the Chief Financial Officer of the Trust, with a copy to the Secretary of the Trust.

         13. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law. Nothing in this paragraph 13 shall limit the Executive's rights or powers to dispose of his property by will or limit any rights or powers which his executor or administrator would otherwise have.

         14. Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Colorado, without application of conflict of laws provisions thereunder.

         15. Amendment. This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

         16. Successors to the Trust. This Agreement shall be binding upon and inure to the benefit of the Trust and any successor of the Trust. The Trust will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Trust to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Trust would be required to perform it if no succession had taken place.


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         17.      Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

         18. Counterparts. This Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

         IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Trustees, the Trust has caused these presents to be executed in its name and on its behalf, all as of the Effective Date.


                                        EXECUTIVE



                                        ----------------------------------------




                                        PROLOGIS TRUST



                                        ----------------------------------------
                                        K. Dane Brooksher
                                        Chairman and Chief Executive Officer



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